                                                                   EXHIBIT 3.101

         I, Joseph L. Donovan, Secretary of State of the State of Minnesota, do hereby certify that I have compared the annexed copy with record of the original
- instrument - in my office of Articles of Incorporation of U-Haul Co. of St. Paul, as filed for record in this office on the 26th day of February, 1970 ----

and that said copy is a true and correct transcript of said - instrument - and of the whole thereof ___________________________________________________________

                                    IN TESTIMONY WHEREOF I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol in St. Paul, this 26th day of February A. D. 1970

                                       /s/           [ILLEGIBLE]
                                       -----------------------------------------
                                                 Secretary of State

                            ARTICLES OF INCORPORATION

                                       of

                             U-HAUL CO. OF ST. PAUL

                  THE UNDERSIGNED, being twenty-one years or older does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Minnesota.

                                   ARTICLE I

             The name of the corporation is U-HAUL CO. OF ST. PAUL.

                                   ARTICLE II

            The period of duration of the corporation is perpetual.

                                  ARTICLE III

                  The purpose or purposes for which the corporation is organized are to rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate any facilities useful for the conduct of the business enterprises of this corporation.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the laws of the State of Minnesota upon corporations, and to engage in any lawful activity within the purposes for which corporations may be organized under the Minnesota Business Corporation Act.

                                   ARTICLE IV

                  The aggregate number of shares which the corporation shall have authority to issue are two thousand five hundred (2,500) shares of common stock with a par value of Ten ($10.00) Dollars each, or a total capitalization of Twenty Five Thousand ($25,000.00) Dollars.

                                    ARTICLE V

                  The corporation will not commence business until the consideration

Page one of two pages
of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

                                   ARTICLE VI

                  The address of its registered office shall be 405 Second Avenue South, c/o C. T. Corporation System Inc., Minneapolis, Minnesota 55401.

                                   ARTICLE VII

                  The initial Board of Directors shall consist of three (3) members, and the initial Board who shall act until the first annual meeting of stockholders and their successors have been elected and qualified are:

                      Ronald P. Gutzke         P.O. Box 188
                                               Savage, Minnesota  55378

                      Dean S. Olson            P.O. Box 188
                                               Savage, Minnesota  55378

                      Shelby J. Gutzke         P.O. Box 188
                                               Savage, Minnesota  55378

                                  ARTICLE VIII

                  The name and address of each incorporator is as follows:

                  David L. Helsten             2727 North Central Avenue
                                               Phoenix, Arizona   [ILLEGIBLE]

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 20th day of February, 1970.

                                       /s/ David L. Helsten
                                       -----------------------------------------
                                       David L. Helsten

STATE OF ARIZONA        )
                        )ss:
COUNTY OF MARICOPA      )

                  On this 20th Day of February, 1970, before me, a Notary Public for the State of Arizona, personally appeared David L. Helsten, known to me to be the person named in and who executed the foregoing instrument, and who acknowledged that he had executed the same and that the matters therein contained are true.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal this 20th day of February, 1970.

                                       /s/ Helen H. Delamater
                                       -----------------------------------------
                                       Helen H. Delamater Notary Public for the
                                       State of Arizona Residing at Tempe,
                                       Arizona My Commission expires August 13,
                                       1972

         (NOTARIAL SEAL)

Page two of two pages

                            CERTIFICATE OF AMENDMENT

                                       of

                            ARTICLES OF INCORPORATION

                                       of

                             U-HAUL CO. OF ST. PAUL

                  WE, THE UNDERSIGNED, Ronald P. Gutzke and Shelby J. Gutzke , respectively the President and Secretary of U-HAUL CO. OF ST. PAUL, a corporation subject to the provisions of Chapter 301, Minnesota Statutes 1953, known as the Minnesota Business Corporation Act, do hereby certify that at a special meeting of the shareholders of said corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held in the offices of the corporation, in the city of Savage, County of Scott as designated in such notice on the 12th day of August 1970. Resolutions as hereinafter set forth were adopted by a unanimous vote of said shareholders represented in person or by proxy:

                           RESOLVED: That Article I of the Articles of
                           Incorporation of U-HAUL CO. OF ST. PAUL be, and the same hereby is amended to read as follows:

                                   "ARTICLE I

                  The name of this corporation shall be AMERCO MARKETING CO. OF ST. PAUL."

                           RESOLVED: further that the President and Secretary of this corporation be and they hereby are, authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation, embracing the foregoing resolutions, and to cause such certificate to be filed for record in the manner required by law.

                  IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 21 day of September, 1970.

                                       /s/ Ronald P. Gutzke
                                       -----------------------------------------
                                       Ronald P. Gutzke, President

                                       /s/ Shelby J. Gutzke
                                       -----------------------------------------
                                       Shelby J. Gutzke, Secretary

Page one of two pages

STATE OF MINNESOTA              )
                                ) ss:
COUNTY OF DAKOTA                )

                  Ronald P. Gutzke and Shelby J. Gutzke being first duly sworn, on oath depose and say; that they are respectively the President and Secretary of U-HAUL CO. OF ST. PAUL, the corporation named in the foregoing Certificate; that said Certificate contains a true statement of the action of the shareholders and Board of Directors of said corporation, duly held as aforesaid, that the Seal attached is the Corporate Seal of said Corporation; that said Certificate is executed on behalf of said Corporation, by its express authority; and they further acknowledged the same to be their free act and deed and the free act and deed of said Corporation.

                                       /s/ Ronald P. Gutzke
                                       -----------------------------------------
                                       Ronald P. Gutzke,     President

                                       /s/ Shelby J. Gutzke
                                       -----------------------------------------
                                       Shelby J. Gutzke,     Secretary

                  Subscribed and sworn to before me this 21 day of September, 1970.

                                       /s/ Betty T. Meyer
                                       -----------------------------------------
                                                   Notary Public

                (SEAL)

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

                        AMERCO MARKETING CO. OF ST. PAUL

         We, the undersigned Richard D. Farra and Patricia Farra ______________________________, respectively the______________ president and
__________________ _______________secretary of AMERCO MARKETING CO. OF ST. PAUL a corporation subject to the provisions of Chapter 301, Minnesota Statutes 1953, known as the Minnesota Business Corporation Act, do hereby certify that at a (special) meeting of the shareholders of said corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at Minnesota , in the city of Savage, County of Scott as designated in such notice, on the 21st day of February 1973, resolutions as hereinafter set forth were adopted by a unanimous vote of said shareholders represented in person or by proxy:

         "Resolved that Article I of the articles of incorporation of AMERCO MARKETING CO. OF ST. PAUL be, and the same hereby (is) amended to read as follows:

                                   Article I.

                  The name of the corporation is U-HAUL CO. OF ST. PAUL

         Resolved further that the_______________president and ___________ secretary of this corporation be and they hereby are, authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation, embracing the foregoing resolutions, and to cause such certificate to be filed for record in the manner required by law.

         IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 1st day of MARCH 1973.

In presence of:                        /s/ Richard D.  Farra
                                       -----------------------------------------
                                       Richard D.  Farra

/s/ [ILLEGIBLE]
--------------------------             _________________ President.

/s/ [ILLEGIBLE]                        /s/ Patricia Farra
--------------------------             -----------------------------------------
AFFIX CORPORATE SEAL                   Patricia Farra         Secretary.

STATE OF MINNESOTA      )
                        ) ss.
country of [ILLEGIBLE]  )

Richard D. Farra and Patricia Farra being first duly sworn, on oath depose and say: that they are respectively the________ president and _____secretary of AMERCO MARKETING CO. OF ST. PAUL, the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders and board of directors of said corporation, duly held as aforesaid; that the seal attached is the corporate seal of said corporation; that said certificate is executed on behalf of said corporation, by its express authority; and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

                                       /s/ Richard D. Farra
                                       -----------------------------------------
                                       Richard D. Farra    President

                                       /s/ Patricia Farra
                                       -----------------------------------------
                                       Patricia Farra      Secretary

         Subscribed and sworn to before me this [ILLEGIBLE] day of March, 1973

NOTARIAL
 SEAL                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public [ILLEGIBLE] Co., Minn.
                                       My commission expires [ILLEGIBLE]

                      )
                      ) ss.
                      )


This Form must be typewritten and do not attach supplement transcript will be required.

                            United States of America
                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE

         I, JOAN ANDERSON GROWE, Secretary of State of the State of Minnesota, do hereby certify that the annexed is a full, true and correct photocopy of

                              CERTIFICATE OF MERGER

                                 BY AND BETWEEN

                            U-HAUL CO. OF MINNEAPOLIS
                                      INTO

                             U-HAUL CO. OF ST. PAUL

                               WITH CHANGE OF NAME
                                       TO

                             U-HAUL CO. OF MINNESOTA

as the same appears of record in this office, and of the whole thereof.

                                          In Testimony Whereof, I have hereunto
                                       set my hand and affixed the Great Seal of the State, at the Capitol in St. Paul, this

                                       30TH DAY of OCTOBER A. D. 1975.

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       SECRETARY OF STATE

                               STATE OF MINNESOTA
                              Department of State

                  To All To Whom These Presents Shall Come, Greeting:

                  Whereas, an Agreement of Merger by and between U-Haul Co. of Minneapolis and U-Haul Co. of St. Paul, both Minnesota corporations, and a majority of the directors thereof, duly signed, certified and acknowledged under oath, has been filed for record in this office on the 30th day of September, 1975, at 8:00 o'clock A. M., for the merger of said U-Haul Co. of Minneapolis into U-Haul Co. of St. Paul, whose name was thereby changed to U-Haul Co. of Minnesota, which corporation will continue as the surviving corporation, pursuant to the provisions of Section 301.41 to 301.43, Minnesota Statutes.

                  Now, therefore, I, Joan Anderson Growe, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the above named corporations are legally merged and made an existing corporation under the name of U-Haul Co. of Minnesota, effective this date, with the powers, rights and privileges and subject to the limitations, duties and restrictions which by law appertain thereto.

                                        WITNESS my official signature
                                        hereunto subscribed and the
                                        Great Seal of the State of
                                        Minnesota hereunto affixed
                                        this 30th day of September,
                                        1975, A.D.
                                        /s/        [ILLEGIBLE]
                                        ----------------------------------------
                                                Secretary of State

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER dated this 12th day of September, 1975, entered into by a majority of the members of the Board of Directors of U-Haul Co. of Minneapolis, a Minnesota corporation, ABSORBED, and U-Haul Co. of St. Paul, a Minnesota corporation, SURVIVOR and together referred to as Constituent Corporations, hereby WITNESSETH THAT:

WHEREAS:

         1. SURVIVOR is a corporation organized and existing under the laws of the State of Minnesota.

         2. ABSORBED is a corporation organized and existing under the laws of the State of Minnesota.

         3. The respective Boards of Directors of the Constituent Corporations have determined that it is advisable that ABSORBED be merged into SURVIVOR under the terms and conditions hereinafter set forth in accordance with the applicable provisions of the laws of the State of Minnesota which permit such merger:

         NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions hereinafter contained, the parties hereto agree as follows:

                                        I

         The provisions for handling the shares of stock of the Constituent Corporations are as follows:

         1. All issued and outstanding shares of stock of ABSORBED shall be cancelled.

         2. On the effective date of the merger and when the aforementioned cancellation has been effected, the outstanding stock of SURVIVOR shall be deemed for all corporate purposes to evidence the ownership of the Constituent Corporations.

                                       II

         ARTICLE I of the Certificate of Incorporation of U-Haul Co. of St. Paul, the SURVIVOR, is hereby amended to read as follows:

         The name of the corporation is U-Haul Co. of Minnesota."

                                       III

         SURVIVOR shall pay all expenses of accomplishing the merger.

                                       IV

         If SURVIVOR shall consider or be advised that any assignment or assurances in law are necessary or desirable to vest or to perfect or confirm of record in SURVIVOR the title to any property or rights of the ABSORBED or to otherwise carry out the provisions hereof, the proper officers and directors of ABSORBED as of the effective date of the merger shall execute and deliver any assignments and assurances in law, and do all things necessary or proper to vest or perfect such rights in SURVIVOR and otherwise carry out the provisions hereof.

                                        V

         Each of the Constituent Corporations shall take or cause to be taken all action or all things necessary, proper or advisable under the laws of the State of Minnesota to consummate and make effective the merger subject, however, to the consent of the sole stockholder; and the officers and directors of SURVIVOR are authorized and directed to perform all actions required for accomplishing and filing this Agreement of Merger.

         IN WITNESS WHEREOF the corporate parties hereto, pursuant to authority given by their respective Boards of Directors, hereby enter into this Agreement of Merger, executed and sealed as of the date and year first above written.

                                       SURVIVOR: U-Haul Co. of St. Paul,
                                                 a Minnesota corporation
                                                 By: a majority of the Board of
                                                     Directors

                                       /s/          [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director

  [CORPORATE SEAL]                     /s/          [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director

                                       /s/          [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director

                                       ABSORBED: U-Haul Co. of Minneapolis
                                                 a Minnesota corporation
                                                 By: a majority of the Board of
                                                     Directors

                                       /s/           [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director

(CORPORATE SEAL)                       /s/           [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director

                                       /s/           [ILLEGIBLE]
                                       -----------------------------------------
                                                      Director